                                                                                                             EXHIBIT 10.2

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                                                       ASSET PURCHASE AGREEMENT

                                                            by and among

                                                     GOODY'S FAMILY CLOTHING, INC.,

                                                           TSI BRANDS, INC.,

                                                               and

                                                  TROPICAL SPORTSWEAR INT'L CORPORATION

                                                        Dated May 30, 2003

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      Table of Contents
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ARTICLE I.  PURCHASE AND SALE1

          SCHEDULES

Schedule 1.1(a)...-- List of Trademarks
Schedule 1.1(b)...-- List of License Agreements
Schedule 1.4(a)...-- Retail Outlet Inventory
Schedule 1.4(b)...-- Outstanding Orders
Schedule 1.6(b)...-- Fall 2003 Inventory
Schedule 2.3......-- Seller No Conflict; Required Consents
Schedule 2.5......-- Seller Litigation
Schedule 2.6......-- Seller Trademarks
Schedule 3.3......-- Buyer No Conflict; Required Consents

          Exhibits

Exhibit A.........-- Assignment of Trademarks
Exhibit B.........-- Purchase Order

                                              ASSET PURCHASE AGREEMENT

         ASSET  PURCHASE  AGREEMENT,  dated as of May 30,  2003 (this  "Agreement"),  by and among  GOODY'S  FAMILY
CLOTHING,  INC., a Tennessee  corporation (the "Buyer"),  TSI BRANDS,  INC., a Delaware corporation (the "Seller"), and TROPICAL  SPORTSWEAR  INT'L  CORPORATION,  a Florida  corporation (the "Parent") (the Buyer, the Seller and the
Parent are each hereinafter individually referred to as a "Party" and collectively as the "Parties").

                                                          ARTICLE I.
                                                      PURCHASE AND SALE

Section 1.1.      Purchase and Sale of  Transferred  Assets.  Upon the terms and subject to the  conditions of this
Agreement,  the Seller and the Parent do hereby sell,  transfer,  convey,  assign and deliver free and clear of any
Encumbrance,  as defined in Section  6.14 (other  than the rights  embodied  in the  license  agreements  listed on
Schedule  1.1(b)),  to the Buyer,  and the Buyer does hereby  purchase,  acquire and accept from the Seller and the
Parent,  all of the Seller's and/or the Parent's right,  title and interest in and to the following  (collectively, the "Transferred Assets"):

(a)      the  trademarks  which are  specified  on  Schedule  1.1(a) and all  registrations  and  applications  for registrations  of any of the foregoing,  and all claims against third parties for  infringement of these trademarks
(the "Trademarks"); and

(b)      all rights and interest of the Seller in the license  agreements  listed on Schedule  1.1(b) (the "License
Agreements"), and all claims against third parties in respect of these License Agreements.

Section 1.2.      Assumption of Liabilities; Excluded Liabilities.

(a)      Subject  to the terms and  conditions  of this  Agreement,  the Buyer  hereby  agrees to  assume,  pay and perform  when due all  obligations  of the Seller  (collectively,  the  "Assumed  Liabilities")  under the  License
Agreements (the "Assumed Contracts") arising or coming due after the date hereof.

(b)      It is expressly  agreed and understood  that the Buyer shall not assume or be bound by any  liabilities of the  Seller  or the  Parent,  or their  respective  businesses  of any kind or  nature,  known,  unknown,  accrued, absolute,  contingent,  recorded or  unrecorded  or  otherwise,  whether now  existing or  hereafter  arising  (the
"Excluded  Liabilities")  other than those  specifically  identified in Section 1.2(a).  Without  limitation of the foregoing,  the Buyer is not  assuming  any (i)  obligation  related to any breach or  default  (or an event  which might,  with notice or lapse of time or both,  constitute a default) under any Assumed  Contract  arising out of or relating to periods on or prior to the date  hereof,  (ii)  obligation  related to any  indemnity,  defense or hold harmless  provision or agreement for  occurrences  prior to the date hereof,  (iii) claims of infringement by third parties against the Seller's and/or the Parent's  ownership or use of the Trademarks,  (iv) liability for any taxes of the Seller,  the Parent or of any other Person (as defined in Section 6.14) under  Treasury  Regulation  Section
1.1502-6  (or any similar  provision of state,  local or foreign  law,  rule or  regulation),  as a  transferee  or successor, by contract or otherwise, or (v) liabilities or obligations for any actions,  judgments,  fines, losses, claims,  damages or amounts in  settlement  arising  from or in  connection  with or on the basis of events,  acts, omissions,  conditions,  or any other state of facts,  occurring or existing  prior to or on the date  hereof.  All responsibility  with  respect  to the  Excluded  Liabilities  shall  remain  with the  Seller  and the  Parent  (as applicable).

Section 1.3.      Purchase Price.

(a)      Subject to the other  provisions of this Agreement,  the purchase price for the  Transferred  Assets is US
$4,000,000 (four million dollars).

                           (b)      The Seller shall pay any and all  municipal,  county,  state and federal  sales and documentary transfer taxes,  impositions,  liens,  leases,  assessments and similar charges if any, incurred by the Buyer or the Seller or the Parent in connection with the  transactions  contemplated  by this  Agreement.  Each
Party  shall in a timely  manner  sign and swear to any  return,  certificate,  questionnaire  or  affidavit  as to matters within its knowledge required in connection with the payment of any such tax.

Section 1.4.      Use of Trademarks and Licenses.

(a)      Until the earlier of (i)  December 1, 2003 or (ii) the  liquidation  of all the Retail  Outlets  owned and operated by the Seller and/or the Parent listed on Schedule  1.4(a) (the "Retail  Outlets"),  the Seller and Parent
shall have a non-exclusive,  royalty-free  license to use the Trademarks on products in inventory as of the date of this Agreement in the Retail Outlets in order to begin  liquidating  the Retail  Outlets'  inventory and ultimately wind-down the business  connected with the Retail Outlets.  The amount of inventory in the Retail Outlets  existing as of the date of this Agreement is set forth on Schedule 1.4(a).

(b)      Until the earlier of (i) October 1, 2003 or (ii) the  fulfillment  of the  purchase  orders  specified  on
Schedule 1.4(b) (the  "Outstanding  Orders"),  the Seller and the Parent shall have a  non-exclusive,  royalty-free license to use the  Trademarks on products to fulfill any  Outstanding  Orders.  As of the date of this  Agreement, neither the Seller nor the Parent  (nor any of their  respective  affiliates)  shall take any new orders (or modify any  Outstanding  Order to increase the amount of product being supplied to any particular  customer) or enter into any  contracts  or  agreements  to sell  products  bearing  any of the  Trademarks.  Such  Outstanding  Orders  are
described in detail by customer, type of product, and units on Schedule 1.4(b).

(c)      Notwithstanding  the provisions of Section  1.4(b),  until October 1, 2003 the Seller and the Parent shall have the right to sell any Shelf  Storage  Inventory  (as  defined  below)  not  otherwise  purchased  by the Buyer pursuant to Section 1.6.

(d)      The Seller and the Parent shall not make,  acquire,  or purchase any products or inventory  bearing any of the Trademarks  for purposes of sale except as expressly  provided in this Section 1.4 and except for the Fall 2003
Inventory (as defined below).

(e)      Each of the  Seller and the  Parent  agrees  that  their use of the  Trademarks  after the date  hereof as provided in this Section 1.4 will be in compliance with all applicable  laws,  rules and regulations and be subject to the rights granted to the licensees in the License Agreements.

Section 1.5.      Deliveries.

(a)      The Seller and the Parent are herewith delivering to the Buyer the following:

(i)      An Assignment of Trademarks in the form of Exhibit A duly executed by the Seller.

(ii)     The files  maintained  by counsel  for the Seller and the Parent  related to the  Trademarks  (the  "Legal
         Trademark  Files").  Such files will be available  for review by the Buyer and its  representatives  prior to the date hereof and will be numbered and  transferred  to the Buyer within five (5) business days after the date hereof.

(iii)    A certificate  of the corporate  secretary of the Seller  attaching  thereto a true,  correct and complete copy of  resolutions  of the Board of  Directors of the Seller  authorizing  the  execution,  delivery and performance of this  Agreement and the Seller  Documents (as defined in Section 2.2) and  consummation  of the transactions contemplated hereby and thereby.

(iv)     A certificate  of the corporate  secretary of the Parent  attaching  thereto a true,  correct and complete copy of  resolutions  of the Board of  Directors of the Parent  authorizing  the  execution,  delivery and performance of this  Agreement and the Parent  Documents (as defined in Section 2.2) and  consummation  of the transactions contemplated hereby and thereby.

(v)      UCC-3 termination  statements and other  documentation  relating to the release of all security  interests relating to the Transferred Assets as necessary.

(b)      The Buyer is herewith delivering to the Seller and the Parent the following:

(i)      A  certificate  of the corporate  secretary of the Buyer  attaching  thereto a true,  correct and complete copy of  resolutions  of the Board of  Directors  of the Buyer  authorizing  the  execution,  delivery and performance  of this  Agreement and the Buyer  Documents (as defined in Section 3.2) and  consummation  of the transactions contemplated hereby and thereby.

Section 1.6.      Inventory.

(a)      The Seller  hereby  grants to the Buyer the  non-exclusive  right to  purchase an  undetermined  number of units of the Parent's  Spring 2003 inventory (the "Shelf Storage  Inventory")  not otherwise sold or disposed of by the Parent  prior to the date  hereof at a price per unit to be  mutually  agreed  upon by the Seller and the Buyer and in accordance  with the terms and  conditions  set forth on the Purchase  Order  attached  hereto as Exhibit B.
The Seller  shall  deliver all Shelf  Storage  Inventory so purchased by the Buyer not later than 30 days after the date of this Agreement.

(b)      The Buyer hereby agrees to purchase,  at Seller's election,  up to 153,736 units of the Parent's Fall 2003 inventory (the "Fall 2003 Inventory" and together with the Shelf Storage Inventory,  the "Inventory")  specified on
Schedule  1.6(b) at a price per unit of US$6.00,  or $4.75 for short sleeve shirts,  for an aggregate of US$881,646 in  accordance  with the terms and  conditions  set forth on the  Purchase  Order  attached  hereto as  Exhibit  B.
However,  in no event,  shall the Buyer be required to purchase  the Fall 2003  Inventory  if it is received by the
Buyer after  October 1, 2003 (or after June 30, 2003 for the short  sleeve  shirts) or if it is  otherwise  sold or disposed  of by  the  Parent.  It is  understood  that  certain  of the  Fall  2003  Inventory  is  subject  to the
Outstanding Orders and may be sold by the Parent pursuant to such orders.

                                                        ARTICLE II.
                                REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE PARENT

         The Seller and the Parent hereby,  jointly and severally,  represent and warrant to and for the benefit of the Buyer:

Section 2.1.      Organization and Qualifications.

(a)      The Seller is a  corporation  duly formed,  validly  existing and in good  standing  under the laws of the
State of Delaware  with all requisite  corporate or other power and  authority to own,  operate or lease its assets and  properties  and to  carry  on  its  business  as  currently  conducted.  The  copies  of  the  Certificate  of
Incorporation  and Bylaws of the Seller,  as heretofore  made  available to the Buyer,  are correct and complete in all respects.

(b)      The Parent is a  corporation  duly formed,  validly  existing and in good  standing  under the laws of the
State of Florida  with all  requisite  corporate or other power and  authority to own,  operate or lease its assets and  properties  and to  carry  on  its  business  as  currently  conducted.  The  copies  of  the  Certificate  of
Incorporation  and Bylaws of the Parent,  as heretofore  made  available to the Buyer,  are correct and complete in all respects.

(c)      The Seller is a wholly-owned subsidiary of the Parent through Savane International  Corporation,  which is a wholly-owned subsidiary of the Parent.

Section 2.2.      Authority; Binding Obligation.

(a)      The Seller has the  requisite  authority and power to enter into,  execute and deliver this  Agreement and each  agreement,  certificate,  document and instrument to be executed and delivered by the Seller pursuant to this
Agreement,  including,  without  limitation,  the Assignment of Trademarks (the "Seller  Documents") and to perform its  obligations  hereunder  and  thereunder.  The  execution,  delivery  and  performance  by the  Seller  of this
Agreement  and each Seller  Document have been duly  authorized  by all necessary  corporate or other action of the
Seller.  This Agreement and each Seller  Document has been, or will be, as applicable,  duly executed and delivered by the Seller and constitutes,  or will constitute upon delivery and execution, as applicable,  a valid and binding obligation of the Seller enforceable against it in accordance with its terms.

(b)      The Parent has the  requisite  authority and power to enter into,  execute and deliver this  Agreement and each  agreement,  certificate,  document and instrument to be executed and delivered by the Parent pursuant to this
Agreement  (the "Parent  Documents")  and to perform its  obligations  hereunder  and  thereunder.  The  execution, delivery and  performance  by the Parent of this  Agreement and each Parent  Document have been duly  authorized by all necessary  corporate or other action of the Parent.  This Agreement and each Parent  Document has been, or will be, as applicable,  duly executed and delivered by the Parent and  constitutes,  or will  constitute  upon delivery and execution,  as applicable,  a valid and binding obligation of the Parent  enforceable  against it in accordance with its terms.

Section 2.3.      No Conflict; Required Consents.

(a)      Except as set forth in Schedule 2.3,  neither the execution,  delivery or performance of this Agreement or the Seller  Documents nor the consummation by the Seller of the  transactions  contemplated  hereby or thereby will
(a) conflict with or result in any breach of any provision of the  Certificate  of  Incorporation  or Bylaws of the
Seller,  (b) require any filing with or  notification  to, or permit,  authorization,  consent or approval  of, any
Governmental  Entity (as  defined in  Section  6.14) or other  Person,  except  where the  failure to make any such filing or  notification,  or obtain any such permit,  authorization,  consent or approval  could not  reasonably be expected  to have a Seller  Material  Adverse  Effect (as  defined in Section  6.14),  or (c) subject to making the filings with and  notifications  to, and  obtaining  the permits,  authorizations,  consents and  approvals of, the
Persons set forth on Schedule  2.3: (i) conflict  with or violate any law,  rule or  regulation  applicable  to the
Seller or any of the  Transferred  Assets,  (ii) conflict  with,  result in a violation or breach of,  constitute a default  (or an event that with  notice or lapse of time or both could  become a default) or give rise to or result in any loss of benefit or right of termination,  amendment or acceleration  under any note, bond,  mortgage,  lien, indenture,  lease,  license,  contract,  agreement or other instrument or obligation (written or oral) to which the
Seller is a party or by which any its  assets,  business  or affairs  (including  the  Transferred  Assets)  may be bound,  or (iii)  result in or  require  the  creation  or  imposition  of, or result in the  acceleration  of, any indebtedness or Encumbrance of any nature upon, or with respect to, the Seller or any of the Transferred Assets.

(b)      Except as set forth in Schedule 2.3,  neither the execution,  delivery or performance of this Agreement or the Seller  Documents or the Parent  Documents nor the consummation by the Parent or the Seller of the transactions contemplated  hereby or thereby will (a) conflict with or result in any breach of any provision of the  Certificate of  Incorporation  or  Bylaws  of the  Parent,  (b)  require  any  filing  with  or  notification  to,  or  permit, authorization,  consent or approval of, any Governmental  Entity or other Person,  except where the failure to make any such  filing or  notification,  or  obtain  any such  permit,  authorization,  consent  or  approval  could not reasonably  be expected to have a Seller  Material  Adverse  Effect,  or (c) subject to making the filings with and notifications  to, and obtaining the permits,  authorizations,  consents and approvals of, the Persons set forth on
Schedule  2.3: (i) conflict  with or violate any law,  rule or  regulation  applicable  to the Parent or any of the
Transferred  Assets,  (ii)  conflict  with,  result in a violation or breach of,  constitute a default (or an event that  with  notice  or lapse of time or both  could  become a  default)  or give  rise to or  result in any loss of benefit or right of  termination,  amendment or  acceleration  under any note,  bond,  mortgage,  lien,  indenture, lease,  license,  contract,  agreement or other instrument or obligation (written or oral) to which the Parent is a party or by which any its  assets,  business  or affairs or any of the  Transferred  Assets may be bound,  or (iii)
result in or  require  the  creation  or  imposition  of, or result in the  acceleration  of, any  indebtedness  or
Encumbrance of any nature upon, or with respect to, the Parent or any of the Transferred Assets.

Section 2.4.      No  Subsidiaries.  Neither  the  Seller  nor the  Parent  owns,  of  record or  beneficially,  or controls,  directly or  indirectly,  any capital  stock,  securities  convertible  into capital  stock or any other equity interest in any corporation,  association or business entity that owns any of the Transferred  Assets or any interest  therein,  nor is the Seller or the Parent,  directly or  indirectly,  a participant in any joint venture, partnership or other non-corporate  entity that owns any of the Transferred Assets or any interest therein,  except for the Parent's ownership in Savane International Corporation.

Section 2.5.      Litigation.  Except as set forth on Schedule 2.5 or as indicated  in the Legal  Trademark  Files, there is no claim,  counterclaim,  action, suit, order,  proceeding or investigation pending or, to Seller's or the
Parent's knowledge,  threatened  against,  probable of assertion against or affecting the Seller or the Parent with respect to the Transferred  Assets or relating to the transactions  contemplated  hereby or by the Seller Documents or the Parent Documents,  before any Governmental  Entity nor, to the Seller's or the Parent's  knowledge after due
inquiry,  is  there  any  reasonable  basis  for  any  such  claim,  action,  suit,   proceeding  or  governmental,
administrative  or regulatory  investigation.  Except as indicated in the Legal Trademark  Files, the Seller is not directly subject to or materially  affected by any order,  judgment,  decree or ruling of any  Governmental  Entity with respect to the Transferred  Assets.  Except as indicated in the Legal Trademark Files,  neither the Seller nor the Parent (or any  subsidiary  or  affiliate  of the Seller or the Parent)  has  received  any written  opinion or memorandum  of legal  advice  from legal  counsel to the effect  that it is exposed to any  liability  which may be materially  adverse to the  Transferred  Assets.  Except as indicated  in the Legal  Trademark  Files,  neither the
Seller nor the Parent (or any  subsidiary  or affiliate of the Seller or the Parent) is engaged in any legal action to recover monies due it or for damages sustained by it with respect to the Transferred Assets.

Section 2.6.      Trademarks.

(a)      Schedule  1.1(a)  lists  all  jurisdictions,  and  the  locations  in such  jurisdictions,  in  which  the
Trademarks  or any  variations  thereof are (or have been)  registered or owned by the Seller or the Parent (or any subsidiary or affiliate of the Seller or the Parent),  the identity of the registered owner of the Trademarks,  and the status of such registrations.

(b)      Except as  indicated  in the Legal  Trademark  Files,  neither the Seller nor the Parent has  received any written  notice  that any of the  rights  of the  Seller in the  Trademarks  have been  declared  unenforceable  or otherwise  invalid by any Governmental  Entity.  The Seller has taken the actions  indicated in the Legal Trademark
Files to maintain  and protect its rights in and to each  Trademark.  Except as  indicated  in the Legal  Trademark
Files,  to the knowledge of the Seller and the Parent,  there are no rights of any Person that would interfere with or  prevent  the  transfer  to the Buyer of all of the  rights of the  Seller in and to the  Trademarks.  Except as indicated in the Legal Trademark  Files, to the knowledge of the Seller and the Parent,  there is no existing third party  infringement,  misuse,  or  misappropriation  of the Trademarks.  Except as indicated in the Legal Trademark
Files,  to the  knowledge of the Seller and the Parent,  the  Trademarks  do not  interfere  with,  infringe  upon, conflict  with or otherwise  violate the rights of any Person.  Except as indicated in the Legal  Trademark  Files, to the knowledge of the Seller and the Parent,  all Trademarks are properly  registered  under applicable law, rule or regulation.

(c)      Except as set forth on Schedule 2.6 or as indicated in the Legal Trademark  Files,  neither the Seller nor the Parent has agreed to indemnify any Person for or against any interference,  infringement,  misappropriation, or other  conflict  with  respect to any  Trademark.  Except as set forth on  Schedule  2.6, to the  knowledge  of the
Seller and the Parent,  (i) the Seller possesses the sole and exclusive good,  valid and transferable  title in and to all of the  Trademarks,  free and clear of all  Encumbrances,  and (ii) no royalties or other  consideration  is required in  connection  with the use and  enjoyment of the  Trademarks  by the Buyer  (other than  pursuant to any arrangements entered into by the Buyer).

Section 2.7.      Assumed  Contracts.  True,  correct and complete  copies of all the Assumed  Contracts  have been provided to the Buyer.  Each of the Assumed  Contracts  is in full force and effect  and, to the  Seller's  and the
Parent's knowledge,  is a valid,  binding and enforceable  obligation of the other parties thereto,  except as such enforceability  may be subject to the effects of any  applicable  bankruptcy,  insolvency,  fraudulent  conveyance, reorganization,  moratorium or similar laws, rules or regulations  affecting creditors' rights generally or subject to the effects of general  equitable  principles.  To the Seller's and the Parent's  knowledge,  each party to each
Assumed  Contract  (other  than the  Seller)  has  complied  in all  material  respects  with all  commitments  and obligations  on its part to be  performed  or  observed  under each  Assumed  Contract.  Neither the Seller nor the
Parent has received notice of default or cancellation  of or intent to cancel any of the Assumed  Contracts.  There exists no event of default or  occurrence,  condition  or act on the part of the Seller or on the part of any other party to the Assumed  Contracts  which  constitutes  or would  constitute  (with notice or lapse of time or both) a breach  thereunder,  or cause or permit  acceleration of any obligation  thereunder.  Each Assumed  Contract,  upon consummation of the transactions  contemplated by this Agreement,  the Seller  Documents,  the Parent Documents and
the Buyer  Documents,  shall  continue to be legal,  valid,  binding and  enforceable  on terms  identical to those currently  in effect  (except for the  substitution  of the Buyer in place of the Seller),  shall  continue in full force and effect without penalty or adverse  consequence,  and the necessary  written consents or amendments to the
Assumed  Contracts have been obtained so that the consummation of such  transactions will not cause a breach of the
Assumed Contracts or cause any other Person to be able to terminate any of the Assumed Contracts.

Section 2.8.      Broker Fees.  No broker or finder is entitled to any brokerage  fees,  commission or finders' fee in  connection  with the  consummation  by the  Seller  or the  Parent  of the  transactions  contemplated  by this
Agreement or any Seller Document or Parent Document.

Section 2.9.      Inventory.  When delivered to the Buyer,  the Buyer will have good,  valid and  marketable  title to the Inventory purchased by the Buyer, free and clear of any Encumbrance.

Section 2.10.     Limitation of Representations  and Warranties.  Notwithstanding  any provision in this Agreement, including  those set forth in Sections 2.5 and 2.6, no  representations  or warranties are being made by the Seller or by the Parent for  activities  that occurred or for actions that arose prior to the Seller's  acquisition of the
Trademarks on August 9, 2001,  unless the Seller or the Parent has present,  actual knowledge of such activities or actions.

                                                        ARTICLE III.
                                        REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer hereby makes the following  representations  and warranties to and for the benefit of the Seller and the Parent:

Section 3.1.      Organization  of the Buyer.  The Buyer is duly organized,  validly  existing and in good standing under the laws of the State of Tennessee.

Section 3.2.      Authority;  Binding  Obligation.  The Buyer has the requisite  authority and power to enter into, execute and deliver this  Agreement  and each  agreement,  document and  instrument to be executed and delivered by the Buyer  pursuant  to this  Agreement  (the  "Buyer  Documents")  and to perform its  obligations  hereunder  and thereunder.  The execution,  delivery and  performance by the Buyer of this Agreement and the Buyer  Documents have been duly  authorized  by all  necessary  corporate  or other  action of the Buyer.  This  Agreement  and the Buyer
Documents have been, or will be, as applicable,  duly executed and delivered by the Buyer and constitutes,  or will constitute upon execution,  as applicable,  valid and binding  obligations of the Buyer,  enforceable against it in accordance with their terms.

Section 3.3.      No Conflict;  Required  Consents.  Except as set forth in Schedule  3.3,  neither the  execution, delivery  or  performance  of this  Agreement  or the  Buyer  Documents  nor the  consummation  by the Buyer of the transactions  contemplated  hereby or thereby  will (a) conflict  with or result in any breach of any  provision of the  Charter or Bylaws of the Buyer,  (b) require any filing  with or  notification  to, or permit,  authorization, consent or approval of, any Governmental  Entity or other Person,  except where the failure to make any such filing or  notification,  or obtain any such permit,  authorization,  consent or approval could not reasonably be expected to have a Buyer Material  Adverse  Effect (as defined in Section  6.14),  or (c) subject to making the filings with and notifications to, and obtaining the permits,  authorizations,  consents and approvals of, the Persons set forth on Schedule 3.3: (i) conflict with or violate any law,  rule or regulation  applicable to the Buyer,  (ii) conflict with,  result in a violation  or breach of,  constitute a default (or an event that with notice or lapse of time or both could  become a default) or give rise to or result in any loss of benefit or right of  termination,  amendment or acceleration under any note, bond, mortgage,  lien,  indenture,  lease,  license,  contract,  agreement or other instrument  or obligation  (written or oral) to which the Buyer is a party or by which any its assets,  business or affairs may be bound,  or (iii) result in or require the creation or imposition  of, or result in the  acceleration of, any indebtedness or Encumbrance of any nature upon, or with respect to, the Buyer.

Section 3.4.      Broker Fees.  No broker or finder is entitled to any brokerage  fees,  commission or finders' fee in connection with the  consummation by the Buyer of the  transactions  contemplated by this Agreement or any Buyer
Document.

                                                        ARTICLE IV.
                                        RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING

Section 4.1.      Survival of  Representations  and Warranties.  Each  representation and warranty contained herein or in any Seller  Document,  Parent  Document or Buyer  Document  shall  survive the execution and delivery of this
Agreement  and  shall  thereafter  terminate  and  expire  on the  third  (3rd)  anniversary  of the  date  of this
Agreement.  If written notice of a claim has been given prior to the  expiration of the  applicable  representation or warranty,  then such claim shall survive the  expiration of the relevant  representation  or warranty  until the final resolution of such claim.

Section 4.2.      Confidentiality  Obligations  of the Seller and the Parent.  Except to the extent  necessary  for the Seller to fulfill its current  obligations  with respect to the Outstanding  Orders and to the extent necessary to  wind-down  the Retail  Outlets,  each of the Seller and the Parent  agrees that the Seller and the Parent,  and their respective  subsidiaries and affiliates,  and their respective  officers,  directors,  employees,  agents and representatives  (collectively,  the  "Seller  Representatives")  will  hold in  strict  confidence,  and  will not distribute or make available,  any  confidential or proprietary data or information that is used in connection with or related to the  Transferred  Assets or any  confidential  or  proprietary  data or  information  provided  by or otherwise obtained from the Buyer concerning the business and/or operations of the Buyer, except:

(a)      information which, as of the date hereof, is published or otherwise generally available to the public;

(b)      information  which,  after the date hereof,  becomes  available to the public other than through an act or omission of the Seller, the Parent or any Seller Representative which is in violation of the provisions hereof;

(c)      information  rightfully  acquired from a third party which did not obtain such information  under a pledge of confidentiality;

(d)      information which is developed by the Seller or the Parent  independently of the relationship  established by this Agreement; or

(e)      information  which is compelled to be disclosed by legal  process,  in which case the Seller or the Parent shall notify the Buyer as soon as  practicable  after it becomes  aware of such  requirement,  and shall  cooperate with the Buyer in obtaining a protective order.

If the Seller or the Parent must disclose such  confidential or proprietary  data or information in connection with its  Outstanding  Orders or in  connection  with the  wind-down of the Retail  Outlets,  such  disclosure  shall be limited to only the amount of disclosure  necessary to reasonably  complete such  Outstanding  Orders or close such
Retail Outlets.

The  terms and  conditions  of the  License  Agreements  (and the  existence  thereof)  shall be  considered  to be confidential  information  of the Buyer  and  shall not be  disclosed  by the  Seller or the  Parent or any  Seller
Representative.

Section 4.3.      Confidentiality  Obligations of the Buyer.  The Buyer agrees that the Buyer and its  subsidiaries and affiliates and their respective officers, directors,  employees, agents and representatives (collectively,  the
"Buyer  Representatives")  will  hold in  strict  confidence,  and  will  not  distribute  or make  available,  any confidential  or proprietary  data or information  provided by or otherwise  obtained from the Seller or the Parent concerning  the business  and/or  operations of the Seller or the Parent  (other than  relating to the  Transferred
Assets and Assumed Liabilities), except:

(a)      information which, as of the date hereof, is published or otherwise generally available to the public;

(b)      information  which,  after the date hereof,  becomes  available to the public other than through an act or omission of the Buyer or any Buyer Representative which is in violation of the provisions hereof;

(c)      information  rightfully  acquired from a third party which did not obtain such information  under a pledge of confidentiality;

(d)      information  which is  developed  by the  Buyer  independently  of the  relationship  established  by this
Agreement; or

(e)      information  which is compelled to be  disclosed  by legal  process,  in which case the Buyer shall notify the Seller or the Parent as soon as practicable  after it becomes aware of such  requirement,  and shall  cooperate with the Seller and the Parent in obtaining a protective order.

Section 4.4.      Compliance.  Each Party shall use its best  efforts to take or cause to be taken,  all action and do or cause to be done all things  necessary,  proper or advisable to consummate the  transactions  contemplated by this Agreement,  the Seller  Documents,  the Parent  Documents and the Buyer Documents and to otherwise  comply and fulfill such Party's obligations hereunder and thereunder.

Section 4.5.      Further  Assurances.  Each Party shall,  from time to time on being reasonably  required to do so by the other Party,  now or at any time in the future,  do or procure the doing of all such acts and/or  execute or procure the  execution of all such  documents  in a form  reasonably  satisfactory  to the other Party as the other
Party may  reasonably  consider  necessary  for giving full effect to this  Agreement,  the Seller  Documents,  the
Parent  Documents and the Buyer  Documents  and securing to the other Party the full benefit of the rights,  powers and remedies conferred upon the other Party hereunder and thereunder.

                                                             ARTICLE V.
                                                          INDEMNIFICATION

Section 5.1.      Indemnification  of the Seller and the Parent.  The Buyer shall,  from and after the date hereof, defend and promptly  indemnify and hold harmless the Seller and the Parent,  and their respective  subsidiaries and affiliates, and their respective officers,  directors,  employees,  agents and representatives  (collectively,  the
"Seller  Indemnified  Parties")  from,  against,  for,  and in respect of and pay any and all  Losses,  suffered or incurred by any such party by reason of (a) any breach of any  representation,  warranty,  covenant or agreement of the Buyer contained in this Agreement or any Buyer  Document,  (b) the Assumed  Liabilities,  and (c) any breach or failure of  observance  or  performance  of any  covenant,  agreement  or  commitment  made by the Buyer under this
Agreement  or any  Buyer  Document.  "Losses"  shall  mean all  damages,  awards,  judgments,  assessments,  fines, penalties,  charges,  costs,  expenses and other payments however suffered or characterized,  all interest thereon, all costs and  expenses  of  investigating  any  claim,  lawsuit  of  arbitration  and any  appeal  therefrom,  all reasonable  attorneys',  accountants',  investment  bankers',  and expert  witness'  fees  incurred  in  connection therewith,  whether or not such claim,  lawsuit or arbitration is ultimately  defeated and, subject to Section 5.3, all amounts paid incident to any compromise or settlement of any such claim, lawsuit or arbitration.

Section 5.2.      Indemnification  of the Buyer.  The Seller and the Parent shall,  from and after the date hereof, defend,  indemnify,  and hold harmless the Buyer and its subsidiaries and affiliates and their respective officers, directors,  employees,  agents and representatives  (collectively,  the "Buyer Indemnified Parties") from, against, for and in respect of and pay any and all Losses suffered,  sustained,  incurred or required to be paid by any such party by reason of (a) any breach of any  representation,  warranty,  covenant  or  agreement  of the Seller or the
Parent contained in this Agreement or any Seller Document or Parent  Document,  (b) the Excluded  Liabilities,  (c)
any breach or failure of observance or performance of any covenant,  agreement or commitment  made by the Seller or the Parent under this  Agreement or any Seller  Document or Parent  Document,  or (d) the Seller's and the Parent's
use of the Trademarks after the date hereof pursuant to Section 1.4.

Section 5.3.      Indemnification Procedure.

(a)      An  indemnified  party  shall  provide  written  notice  to each  indemnifying  party of any claim of such indemnified  party for  indemnification  under this  Agreement  promptly  after the date on which such  indemnified party has actual  knowledge of the  existence of such claim.  Such notice shall specify the nature of such claim in reasonable  detail and the  indemnifying  parties shall be given  reasonable  access to any documents or properties within the  control of the  indemnified  party as may be useful in the  investigation  of the basis for such claim.
The failure to so notify the indemnifying parties shall not constitute a waiver of such claim.

(b)      In the event any  indemnified  party  seeks  indemnification  hereunder  based upon a claim  asserted by a third party (a "Third Party  Claim"),  the  indemnifying  parties  shall have the right  (without  prejudice to the right of any  indemnified  party to  participate at its expense  through  counsel of its own choosing) to defend or prosecute  the Third Party Claim at their  expense and through  counsel of their own  choosing if they give written notice of their intention to do so and acknowledge  their liability  pursuant to the indemnity  obligations  stated
herein no later than twenty (20) days following notice thereof by an indemnified party;  provided,  however,  that, if the  indemnified  party shall have  reasonably  concluded that separate  counsel is required  because,  upon the advice of counsel to the indemnified  party, a conflict of interest would exist under  applicable  federal,  state, or local  ethical  laws  governing  the  conduct of  attorneys  (other  than  solely by reason of the fact that the indemnified  party is a party seeking  indemnification  pursuant to this  Agreement),  the indemnified  party shall have the right to  select  separate  counsel  (but not more  than one law firm  together  with  local  counsel,  if necessary)  to  participate  in the defense of such action on its behalf,  at the sole expense of the  indemnifying parties.  If the  indemnifying  parties do not so choose to defend or prosecute any Third Party Claim for which any indemnified party would be entitled to indemnification  hereunder,  then the indemnified party shall be entitled to recover  from the  indemnifying  parties all of the  reasonable  attorney's  fees and other  costs and  expenses of litigation of any nature whatsoever  incurred in the defense of such claim.  Notwithstanding  the assumption of the defense of any Third Party Claim by an indemnifying  party pursuant to this paragraph,  no Third Party Claim may be settled by any indemnifying  party without the prior written consent of the indemnified  party, which consent shall not be unreasonably withheld or delayed.

(c)      The indemnifying  parties and the indemnified  party shall cooperate in furnishing  evidence and testimony and in any other  manner  which  the  other  may  reasonably  request,  and  shall in all  other  respects  have an obligation of good faith dealing,  one to the other,  so as not to  unreasonably  expose the other to undue risk of loss.

                                                        ARTICLE VI.
                                                       MISCELLANEOUS

Section 6.1.      Fees and  Expenses.  Except as  otherwise  provided in this  Agreement,  each Party will bear its own direct  expenses  incurred in connection  with the negotiation and preparation of this Agreement and the Seller
Documents,  Parent Documents and Buyer  Documents,  as the case may be, and the consummation and performance of the transactions  contemplated hereunder and thereunder.  Except as otherwise provided in this Agreement,  in the event that a dispute  should arise among the Parties,  the  prevailing  party shall be entitled to  reimbursement  of its reasonable attorneys' fees and expenses (including court costs).

Section 6.2.      Notices.  All  notices  and  other  communications  hereunder  shall be in  writing  and shall be deemed to have been  given if  delivered  personally  or sent by  facsimile  transmission,  overnight  courier,  or certified,  registered or express mail,  postage  prepaid.  Any such notice shall be deemed given when so delivered personally or sent by confirmed  facsimile  transmission,  one (1) day after deposit with an overnight courier,  or if mailed, five (5) days after the date of deposit in the United States mails, as follows:

To the Buyer:                  Goody's Family Clothing, Inc.
                               400 Goody's Lane
                               Knoxville, Tennessee  37933-2000
                               Attention: Edward R. Carlin and Regis Hebbeler
                               Facsimile: (865) 777-4555

With a copy to:                Swidler Berlin Shereff Friedman, LLP
                               The Chrysler Building
                               405 Lexington Avenue
                               New York, New York  10174
                               Attention: Richard A. Goldberg
                               Facsimile: (212) 891-9598

To the Seller and the Parent:
                               Tropical Sportswear Int'l Corporation
                               4902 West Waters Avenue
                               Tampa, Florida 33634-1302
                               Attention: Jane C. Marlow
                               Facsimile: (813) 371-4708

With a copy to:                Gregory L. Williams
                               4902 West Waters Avenue
                               Tampa, Florida 33634-1302
                               Facsimile: (813) 249-7969

         Any  notice  given  hereunder  may be given on  behalf  of any Party by its  counsel  or other  authorized representatives.  The address of any Party may be changed on notice to the other  Party duly  served in  accordance with the foregoing provisions.

Section 6.3.      Governing  Law;  Forum;  Process.  This  Agreement  shall be construed in  accordance  with,  and governed by, the laws of the State of Tennessee  as applied to contracts  made and to be performed  entirely in the
State of Tennessee  without  regard to principles of conflicts of law. Each of the Parties hereby  irrevocably  and unconditionally  submits to the exclusive  jurisdiction of any court of the State of Tennessee or any federal court sitting  in the State of  Tennessee  for  purposes  of any suit,  action or other  proceeding  arising  out of this
Agreement  (and agrees not to commence any action,  suit or  proceedings  relating  hereto  except in such courts).
Each of the Parties  agrees that service of any process,  summons,  notice or document by U.S.  registered  mail at its address set forth herein  shall be  effective  service of process for any action,  suit or  proceeding  brought against it in any such court. Each of the Parties hereby  irrevocably and  unconditionally  waives any objection to the  laying of venue of any  action,  suit or  proceeding  arising  out of this  Agreement,  which is brought by or against it, in the courts of the State of Tennessee  or any federal  court  sitting in the State of  Tennessee  and hereby further irrevocably and  unconditionally  waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 6.4.      Entire  Agreement.  This  Agreement,  including the Schedules and Exhibits  hereto and the Seller
Documents,  Parent  Documents  and Buyer  Documents  herewith,  are  intended  to embody  the  complete,  final and exclusive  agreement  among the Parties  with  respect to the  purchase of the  Transferred  Assets and the related transactions  and are intended to supersede all previous  negotiations,  commitments  and writings  agreements  and representations,  written or oral,  with respect thereto and may not be contracted by evidence of any such prior or contemporaneous agreement, understanding or representations, whether written of oral.

Section 6.5.      Assignability;  Binding  Effect.  This  Agreement  may  not  be  assigned  by the  Seller  or the
Parent.  The Buyer may, in its  discretion,  transfer and assign this  Agreement to a subsidiary or affiliate or to a successor of the Buyer by merger or sale of assets.  This  Agreement and the rights,  covenants,  conditions  and obligations of the respective  parties hereto and any  instrument or agreement  executed  pursuant  hereto shall be binding upon and  enforceable  by, and shall inure to the benefit of, the Parties and their  respective  successors and permitted assigns.

Section 6.6.      Execution  in  Counterparts.  This  Agreement  may be executed  in two (2) or more  counterparts, each of which  shall be  deemed an  original,  but all of which  shall  constitute  one (1) and the same  document.
Delivery of a facsimile  version of one (1) or more signatures to this Agreement shall be deemed adequate  delivery for purposes of this Agreement.

Section 6.7.      Amendments.  This  Agreement  may not be  amended  or  modified,  nor  may  compliance  with  any condition or covenant set forth herein be waived,  except by a writing duly and validly  executed by each Party, or in the case of a waiver, the Party waiving compliance;  provided,  however,  that no such waiver shall operate as a waiver of, or estoppel  with respect to, any  subsequent or other  failure.  Whenever  this  Agreement  requires or permits a waiver or consent by or on behalf of any Party, such waiver or consent shall be given in writing.

Section 6.8.      Severability.  In the event that any one or more of the provisions  contained in this  Agreement, or the application thereof in any circumstances,  is held invalid,  illegal or unenforceable in any respect for any reason,  the  validity,  legality  and  enforceability  of any such  provision  in every  other  respect and of the remaining  provisions  contained in this Agreement shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties shall be enforceable to the fullest extent permitted by law.

Section 6.9.      Section  Headings.  The Section  headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

Section 6.10.     Gender and Tenure.  Where the context or construction  requires,  all words applied in the plural shall be deemed to have been used in the singular,  and vice versa;  the  masculine  shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense and vice versa.

Section 6.11.     Third-Party  Rights.  Nothing in this  Agreement,  whether  express or  implied,  is  intended to confer rights or remedies under or by reason of this  Agreement on any Persons other than the Parties,  each Seller
Indemnified Party and each Buyer Indemnified Party and their respective  successors and permitted  assigns,  nor is anything in this  Agreement  intended to relieve or discharge  the  obligation or liability of any third Persons to any Party,  nor shall any provisions  give any third Persons any right of  subrogations  over or action against any
Party.

Section 6.12.     Construction.  The  language  in all  parts of this  Agreement  shall in all  cases be  construed simply,  accurately to its fair meaning,  and not strictly for or against any of the Parties,  without  limitation, there shall be no  presumption  against any Party on the ground that such Party was  responsible  for drafting this
Agreement or any part thereof,  and any rule of law, or any legal  decision that would  require  interpretation  of any claimed  ambiguities  in this Agreement  against the Party that drafted it has no application  and is expressly waived.

Section 6.13.     Disclosure.

(a)......The Parties agree not to issue any  announcement,  press release,  public  statement or other  information
(either  written or oral) to the press or any third Person with respect to this  Agreement,  the Seller  Documents, the  Parent  Documents  or the  Buyer  Documents,  or the  transactions  contemplated  hereby or  thereby,  without obtaining the prior written  approval of the other Parties  (which  approval shall not be  unreasonably  withheld);
provided,  however,  that nothing  contained  herein shall  prevent any Party,  at any time,  from  furnishing  any required information to any Governmental Entity or from issuing any announcement,  press release,  public statement or other  information to the press or any third Person with respect to this Agreement,  the Seller  Documents,  the
Parent Documents or the Buyer Documents,  or the transactions  contemplated  hereby or thereby, if required by law, rule or  regulation,  including  applicable  stock  exchange  regulation  (provided that the other Parties shall be furnished with an advance copy of any such announcement, press release, public statement or other information).

(b)......The Seller,  the Parent and the Buyer each undertake to provide all such information  known to it or which on  reasonable  inquiry  ought to be known to it as may  reasonably  be  required  by the Buyer,  the Parent or the
Seller for the purpose of complying with the  requirements of law, rule or regulation  (including  applicable stock exchange regulation).

Section 6.14.     Definitions.

(a)......As used herein,  "Buyer Material  Adverse Effect" shall mean a material  adverse effect on the validity or enforceability of (i) this Agreement or the Buyer Documents,  or the transactions  contemplated hereby and thereby, or (ii) the rights or remedies of the Seller and the Parent hereunder or thereunder.

(b)......As used  herein,  "Encumbrance"  shall mean any lien,  encumbrance,  option,  pledge,  security  interest, charge, restriction or other adverse claim or right whatsoever.

(c)......As used herein,  "Governmental  Entity" shall mean the  government  of the United  States of America,  any other  nation  or  any  political  subdivision  thereof,  whether  state  or  local,  and  any  agency,  authority, instrumentality,  regulatory  body,  court,  central  bank  or  other  entity  exercising  executive,  legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(d)......As used  herein,  "Person"  shall mean any  natural  person,  sole  proprietorship,  entity,  corporation, company, association joint venture, joint stock company,  partnership,  trust, organization,  individual (including personal  representatives,  executors and heirs of a deceased  individual),  nation,  state  government  (including agencies,  branches,  departments,  bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator.

(e)......As used  herein,  "Seller  Material  Adverse  Effect"  shall  mean a  material  adverse  effect on (i) the
Transferred  Assets,  or (ii) the validity or  enforceability  of (1) this Agreement or the Seller Documents or the
Parent Documents,  or the transactions  contemplated hereby and thereby, or (2) the rights or remedies of the Buyer hereunder or thereunder.

         IN WITNESS  WHEREOF,  the Parties have caused this Agreement to be executed in their  respective  names by their respective officers duly authorized, as of the date first written above.

                                                     GOODY'S FAMILY CLOTHING, INC.

                                                     By:      /s/ Robert M. Goodfriend
                                                     Name:    Robert M. Goodfriend
                                                     Title:   Chairman and CEO

                                                     TSI BRANDS, INC.

                                                     By:      /s/  Larry McPherson
                                                     Name:    Larry McPherson
                                                     Title:   Vice President

                                                     TROPICAL SPORTSWEAR INT'L CORPORATION

                                                     By:      /s/  Christopher B. Munday
                                                     Name:    Christopher B. Munday
                                                     Title:   CEO and President